Exhibit 10.3

FORM OF CONVERTIBLE PROMISSORY NOTE

Schedule of Convertible Promissory Note holders and amount of each note. The form of the Convertible Promissory Note follows

HOLDER	AMOUNT
Thomas G. Schuster 1421 W. Westport Circle Mequon, WI 53092	$50,000
Antaues Capital Partners, LLC Attn: Cesar Moya 1875 Century Park East, Suite 1460 Century City, CA 90067 Telephone: (310) 788-8653 Telefax: (310) 943-2371	$110,000

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, OFFERED FOR SALE, ASSIGNED OR TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT, AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (B) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

$50,000

Principal Amount of Note

SILVERGRAPH INTERNATIONAL, INC.

CONVERTIBLE PROMISSORY NOTE

No. PN-40

Issuance Date:  February 1, 2008

1.0

Note.  FOR VALUE RECEIVED, Silvergraph International, Inc. a company incorporated under the laws of the State of Nevada (the “Company” or “Borrower”), promises to pay to the order of Thomas G. Schuster (the “Holder”), the principal amount of Fifty Thousand U.S. Dollars (US $50,000).  The unpaid balance of the principal amount shall accrue interest at the rate of seven (7%) percent per annum based on a 365-day year. Interest shall be paid in cash or Common Stock upon Maturity.

2.0

Maturity.  Except as otherwise provided herein, the principal and interest hereunder shall become due and payable May 31, 2008. (the “Maturity Date”).

3.0

Prepayment.  Other than as set forth in Section 5(a) and 5(b) hereof, the Borrower may not prepay the Note.

4.0

Ranking.  With respect to rights of liquidation, winding up and dissolution of the Borrower, this Note shall rank senior to all classes of Common Stock and Preferred Stock of the Borrower. All Notes issued and outstanding hereunder rank on a parity with each other without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise.

5.0

Conversion Rights.

(a)

Optional Conversion.  On or before the payment of the Note in full, the Holder may convert the principal amount owing on this Note, together with all accrued and unpaid interest, into fully paid and nonassessable shares of Common Stock at a conversion price per share equal to $0.08 (the “Conversion Price”), subject to adjustment as set forth herein.

(b)

Mandatory Conversion.  Simultaneous with the closing of a transaction whereby the Company combines via merger, acquisition, reverse merger or similar process with a private company doing business in the wall art industry (“Merger”), this Note and accrued but unpaid interest shall immediately and automatically convert into fully paid and nonassessable shares of Common Stock at the lower of the Conversion Price  or a price per share equal to the price per share of a funding event closed concurrently with the Merger, subject to a floor of $.01.  Upon the Mandatory Conversion, this Note shall cease to exist and all rights and obligations of the Borrower and Holder shall terminate.

(c)

Mechanics of Conversion. In order to convert this Note into full shares of Common Stock, the Holder shall surrender this Note by either overnight courier or 2-day courier, or in person to the office of the Company or of any transfer agent for its Common Stock, and shall give concurrent written notice to of its decision to exercise its right to convert this Note, or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is attached as Annex A to this Note) to the Company; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Note is delivered to the Company or its transfer agent as provided above, or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to evidence such loss and to indemnify the Company from any loss incurred by it in connection with such certificates.

After delivery of the Note and executed Notice of Conversion by Holder as set forth herein, the Company shall deliver as soon as reasonably practicable to such Holder at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid and, at the request of Holder, shall issue to Holder a new Note containing the same date and provisions of this Note for the principal balance of this Note and interest which shall not have been converted or paid.   The date on which notice of conversion is given (the “Conversion Date”) shall be deemed to be the date set forth in such notice of conversion provided that delivery and advance facsimile notice is made as provided above and that the original Note to be converted are received by the transfer agent or the Company within five (5) business days thereafter, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.  If the original Note to be converted is not received by the transfer agent or the Company within five (5) business days after the Conversion Date, the notice of conversion shall be deemed null and void. The Company agrees to have its counsel provide a legal opinion in connection with a sale under Rule 144 promulgated under the Securities Act of 1933.

6.0

Anti Dilution Provision.  Should at any time from the date of making this Note until the conversion of the Note, the Company issue a stock dividend, combine outstanding shares into a lessor number of shares (reverse split) or increase the number of outstanding shares without a receipt of new consideration (forward split) then the number of shares into which the Note may be converted and the conversion price shall be adjusted to reflect such event so that the relative interest of the Holder shall be fully protected from dilution resulting from such an event.  Notice of the required adjustment including the number of shares and the new conversion price shall be promptly mailed to each Holder subsequent to each such adjustment event.   So long as this Note is outstanding, if the Borrower shall issue or agree to issue any shares of Common Stock, except for Excepted Issuances as defined in the Subscription Agreement, for a consideration less than the Conversion Price in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced to such other lower issue price.  In no event shall the conversion price be less than $0.01 per share of common stock.

7.0

Protective Provisions.  So long as the Notes are outstanding, the Company shall not without first obtaining the approval (by voting or written consent, as provided by California law) of the holders of at least a majority of the then outstanding Notes:

1.

alter or change the rights, preferences or privileges of the Notes so as to materially adversely affect the Notes;

2.

issue debt beyond the ordinary course of business;

3.

complete an acquisition or sale of a material asset;

4.

issue debt that ranks senior to the Notes;

5.

issue a dividend to the common shareholders;

6.

materially increase the common shares reserved for the Employee stock option plan.

7.

permit any Liens pursuant to Section 8(j) of the Subscription Agreement.

8.0

Future Financings.  So long as any of this Note remains outstanding, Holder shall have the right of first refusal on all equity financings contemplated by the Company. However, the Company shall not issue any additional debt without the written consent of the Holder as long as principal and interest is due under this Note.

9.0

Default.  In the event of an occurrence of any event of default specified below, the principal and all accrued interest on this Note shall become immediately due and payable without notice, except as specified below.  The occurrence of any of the following events shall constitute an event of default under this Note:

The Company fails to make any payment hereunder when due, which failure has not been cured within fifteen (15) days following such failure.

If the Company shall default in the payment or performance of any other material obligation of this Note or other debt of the Company.

If the Borrower or an operating wholly-owned subsidiary of the Borrower shall file a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or of any state.

If a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or an operating wholly-owned subsidiary of the Borrower, of the whole or any substantial part of its properties, or approve a petition filed against the Borrower seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or of any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or of the whole or any substantial part of its properties; or if there is commenced against the Borrower any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of 30 days; or if the Borrower by any act indicates its consent to or approval of any such proceeding or petition.

9.1

Default – [private company].

If the Company does not complete the proposed merger transaction with [private company] (“[private company]”), by the Maturity Date whereby [private company] owns up to 80% of the surviving entity, the Conversion Price shall automatically be reduced to the lower of (i) $0.002 or (ii) the conversion price that would cause the majority holder of the Notes to own upon conversion the number of shares of common stock of the Company determined to be 51% of the outstanding Common Stock on a fully-diluted basis and the remaining holders of the Notes to own a pro rata number of common shares of common stock of the Company (the “Liquidated Damages Shares”). Should at any time after a default in accordance with Section 9.1, the Company issue a stock dividend, combine outstanding shares into a lessor number of shares (reverse split) or increase the number of outstanding shares, the Company shall issue to the majority holder of the Notes additional shares of common stock so that the majority holder of the Notes shall be fully protected from dilution so that in no case that the majority holder of the Note’s ownership falls below 51% of the outstanding Common Stock on a fully-diluted basis. All shares issued pursuant to this Section 9.1 shall be issued and delivered to Holders within five (5) business days from the date of the event causing such issuance.

10.0

Security.  This Note is secured by all the assets of the Company’s wholly-owned subsidiary, New Era Studios, Inc., a Nevada corporation, pursuant to that certain Security Agreement entered into on the date hereof, a form of which is attached hereto as Exhibit A. The Buyer (as defined in the Security Agreement) shall disperse Cash Proceeds pro rata to the Note holders

11.0

Successors and Assigns.  This Note is transferable and assignable by the Holder subject to the requirement that any such assignment or transfer be, in the opinion of the Company’s counsel, in full compliance with applicable federal and state securities laws.  All covenants, agreements and undertakings in this Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

12.0

Notices.  Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be in writing and shall be deemed given and received (i) upon personal delivery, (ii) upon the first business day following the receipt of confirmation of facsimile transmission to the telefax number as indicated below, or (iii) upon the third business day after deposit in the United States mail, by certified or registered mail, postage prepaid and addressed as follows:

To Holder:	Thomas G. Schuster
1421 W. Westport Circle
Mequon, WI 53092
Telephone: (414) 405-4848

To the Company:	Silvergraph International, Inc.
Attn: James Simpson
1191 Burke Street
Santa Fe Springs, CA 90670-2507
Telephone: (562) 693-3737
Telefax: (562) 696-0090

Either party may change by notice the address to which notices to that party are to be addressed.

13.0

Amendment.  This Note may only be amended or modified by written agreement signed by the Company and Holder.

14.0

Expenses.  In the event that Holder brings legal action against the Company, or the Company brings legal action against Holder, to enforce or otherwise determine the meaning or enforceability of this Note or any provision hereof, each party shall bear its own expenses, including attorney fees, directly attributable to such action.  However, in any action for breach of this Note, including nonpayment, the prevailing party in any such dispute shall be entitled to recover all reasonable costs and attorney fees incurred in connection with such action.

15.0

Note Holder is Not a Shareholder.  No Holder of this Note, solely by virtue of the ownership of this Note, shall be considered a shareholder of the Company for any purpose, nor shall anything in this Note be construed to confer on any Holder of this Note any rights of a shareholder of the Company including, without limitation, any right to vote, give or withhold consent to any corporate action, receive notice of meetings of shareholders or receive dividends.

16.0

Choice of Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any dispute relating to this Note shall be adjudicated in the county of Los Angeles, in the State of California. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

17.

 Piggy-Back Registrations.  If at any time when there is not an effective Registration Statement covering the Common Stock, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to Holder written notice of such determination and, if within thirty (30) days after receipt of such notice, or within such shorter period of time as may be specified by the Company in such written notice as may be necessary for the Company to comply with its obligations with respect to the timing of the filing of such registration statement, Holder shall so request in writing, the Company will cause the registration under the Securities Act of all the shares of Common Stock which the Company has been so requested to register by the Holder, to the extent requisite to permit the disposition of the Common Stock so to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7(d) for the same period as the delay in registering such other securities.  The Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 7(d) that are eligible for sale without restriction pursuant to Rule 144(k) of the Securities Act.  In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro-rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration), if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Holders shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that before any such reduction in the number of Registrable Securities shall occur, all securities proposed to be sold by all other selling stockholders (other than the Company) shall be excluded from such registration statement (it being the intent of the parties that all of the Registrable Securities are to be included in such registration statement prior to the inclusion of any securities to be sold by any other selling stockholders other than the Company).  For the purposes of this Section 7(d), the term “Registrable Securities” shall include all unregistered shares of Common Stock issued to the Holder including the Liquidated Damages Shares.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified on the first page hereof by the duly authorized representative of the Company and the Holder.

COMPANY:

SILVERGRAPH INTERNATIONAL, INC.

By:	/s/ James R. Simpson
Name:	James R. Simpson
Title:	Chief Executive Officer

HOLDER:

/s/ Thomas G. Schuster
Name:	Thomas G. Schuster
Title:

ANNEX A - NOTICE OF CONVERSION